EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82953 and 333-18929, Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692, 2-66654, 333-118976, 333-118977, and 333-124964) of Noble Energy, Inc. of our report dated February 16, 2007, with respect to the financial statements of Atlantic Methanol Production Company, LLC for the years ended December 31, 2005 and 2004, included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ UHY LLP

February 23, 2007

Houston, Texas